                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

1.       Name:                               Kaydon International, Inc.
         Place of Incorporation:             United States Virgin Islands
         Date of Incorporation:              July 16, 1991

2.       Name:                               Kaydon Ring and Seal, Inc.
         Place of Incorporation:             Delaware
         Date of Incorporation:              June 30, 1986

3.       Name:                               Kaydon S.A. de C.V.
         Place of Incorporation:             Nuevo Leon, United Mexican States
         Date of Incorporation:              April 10, 1987

4.       Name:                               I.D.M. Electronics Ltd.
         Place of Incorporation:             United Kingdom
         Date of Incorporation:              July 1, 1957

5.       Name:                               Electro-Tec Corp.
         Place of Incorporation:             Delaware
         Date of Incorporation:              October 27, 1967

6.       Name:                               Cooper Roller Bearing Company Limited
         Place of Incorporation:             United Kingdom
         Date of Incorporation:              June 16, 1982

7.       Name:                               Cooper Split Roller Bearing Corporation
         Place of Incorporation:             Virginia
         Date of Incorporation:              January 1, 1974

8.       Name:                               Cooper Geteilte Rollenlager GmbH
         Place of Incorporation:             Germany
         Date of Incorporation:              March 19, 1974

9.       Name:                               Industrial Tectonics Inc
         Place of Incorporation:             Delaware
         Date of Incorporation:              November 22, 1991

10.      Name:                               Kaydon Acquisition Corp. V
                                             (d/b/a Seabee Corporation)
                                             (d/b/a Gold Star Manufacturing, Inc.)
         Place of Incorporation:             Delaware
         Date of Incorporation:              October 4, 1993

11.      Name:                               Kaydon Acquisition VII, Inc.
                                             (d/b/a Victor Fluid Power, Inc.)
         Place of Incorporation:             Delaware
         Date of Incorporation:              September 28, 1995

12.      Name:                               Great Bend Industries, Inc.
         Place of Incorporation:             Delaware
         Date of Incorporation:              September 28, 1995


                                       27